UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 28, 2010

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 302-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2010, the Board of Directors of AmeriCredit Corp. (“AmeriCredit”) amended and restated its bylaws in their entirety (the “Amended Bylaws”), effective as of January 28, 2010.

AmeriCredit is a Texas corporation formed under and governed by the Texas Business Corporations Act (“TBCA”). In 2003, the Texas legislature modernized the Texas corporations laws, enacting the Texas Business Organizations Code (“TBOC”), to become effective as of January 1, 2006 for Texas corporations formed after this effective date. A transition period was allowed for corporations, such as AmeriCredit, formed prior to January 1, 2006, permitting such corporations to remain governed by the TBCA, rather than the new TBOC, until January 1, 2010. As a result, the TBOC became applicable to AmeriCredit on January 1, 2010, and AmeriCredit has amended and restated its bylaws to be in compliance with the TBOC.

Generally, AmeriCredit’s bylaws were amended and restated to conform to the terminology of the TBOC that varies from terminology used under prior Texas law and implementing changes to make AmeriCredit’s bylaws consistent with the TBOC. The Board of Directors also clarified and modernized language in the former bylaws, which were first adopted in the 1980’s. In particular, Article II, Sections 12 and 13, were revised to provide more specific provisions regarding the timing and content of any advance notice a shareholder must provide to AmeriCredit to propose nominees for election as directors and other business to be voted on by shareholders at an annual or special meeting of shareholders.

A copy of the Amended Bylaws is attached as Exhibit 3.1 hereto and incorporated by reference herein. The above description of the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of AmeriCredit Corp., effective as of January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP.

Date: February 3, 2010	By:	/s/ CHRIS A. CHOATE
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of AmeriCredit Corp., effective as of January 28, 2010.

4